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SUBSIDIARIES AND AFFILIATES

BAYROL CHEMISHE
FABRIK GMBH
Swimming Pool and
Spa Products
100% Owned

BIO-LAB, INC.
Swimming Pool and
Spa Products
100% Owned

CHEMISCHE WORKE
LOWI BETEILIGUNGS
GMBH & CO.
Specialty Chemicals
100% Owned

CHEMOL RT
Chemical Trading
Company
78% Owned

E/M CORPORATION
Engineered Finishes and Coatings
100% Owned

FOUR SEASONS
INDUSTRIAL
SERVICES, INC.
Environmental
Remediation
100% Owned

GREAT LAKES
CHEMICAL (EUROPE),
LTD.
Specialty Chemicals
100% Owned

GREAT LAKES
CHEMICAL FRANCE
S.A.
Specialty Chemicals
100% Owned

GREAT LAKES
CHEMICAL
INTERNATIONAL, INC.
Export Sales-FSC
100% Owned

GREAT LAKES
CHEMICAL ITALIA
S.R.L.
Specialty Chemicals
100% Owned

GREAT LAKES FINE
CHEMICALS, LTD.
Manufacturer of Fine
and Specialty Chemicals
and Intermediates
100% Owned

KAO-QUAKER CO., LTD.
Furfural Derivatives
50% Owned

OCTEL ASSOCIATES
and
THE ASSOCIATED
OCTEL COMPANY,
LIMITED
Fuel Additives and
Specialty Chemicals
87.8% Owned

OSCA, INC.
High-Density, Clear
Fluids
100% Owned

WIL RESEARCH
LABORATORIES, INC.
Toxicological Testing
100% Owned

SHAREHOLDER INFORMATION


TRANSFER AGENT AND REGISTRAR

The stock transfer
agent and registrar for
Great Lakes' stock is
Harris Trust Company
of New York.
Stockholders who wish
to transfer their stock,
or change the name in
which the shares are
registered, should
contact:

Harris Trust
  and Savings Bank
Attn:
  Shareholder Services
P.O. Box 755
Chicago, Illinois
60690-0755
(312) 461-2421

AUDITORS

Ernst & Young LLP
Indianapolis, Indiana

LISTINGS

New York Stock
  Exchange
New York, New York

Pacific Stock Exchange
Los Angeles and San
Francisco, California

Ticker Symbol: GLK

ANNUAL MEETING

The Annual Meeting of
the Stockholders will be
held at 11:00 a.m.,
Thursday, May 2, 1996,
at the Radisson Plaza &
Suite Hotel,
Indianapolis, Indiana.

FORM 10-K AND OTHER
INFORMATION

A complimentary copy of the
company's 1995 Annual Report to
the Securities and Exchange
Commission on Form 10-K is
available upon request. for this, or
for other information concerning
the company, please contact:

William P. Blake
Director, Investor Relations

or

Gregory J. Griffith
Director, Public Affairs and
Administration

Great Lakes Chemical Corporation
One Great Lakes Boulevard
West Lafayette, Indiana 47906-0200
Phone: (317) 497-6100


The following trademarks of Kiwi Brands appear in this report: Ty-D-Bol, Dura-Bleach.

DIRECTORS


WILLIAM H. CONGLETON  1,4,6
General Partner
Palmer Partners
Private investment partnership
Director since 1973

JOHN S. DAY 1,2,3,6
Vice President Emeritus
of Purdue University
Director since 1975

THOMAS M. FULTON 4,5
Chief Executive Officer
and President
of Landauer, Inc.
Director since 1995

MARTIN M. HALE 1,3,4,6
Chairman of the Board;
Executive Vice President
Hellman Jordan
Management Company
Investment management
Boston, Massachusetts
Director since 1978

LEO H. JOHNSTONE 1,2,5
Retired Vice Chairman
Phillips Petroleum Company
Director since 1982

LOUIS E. LATAIF 1,2
Dean of the School
of Management
Boston University
Director since 1995

RICHARD H. LEET 2,3,5
Retired Vice Chairman
and Director
Amoco Corporation
Director since 1994

ROBERT B. MCDONALD 3,4,5,6
Chief Executive Officer
and President
Director since 1994


1  Member of the Audit Committee
2  Member of the Compensation and Incentive Committee
3  Member of the Executive Committee
4  Member of the Finance Committee
5  Member of the Environmental, Safety and Health Committee
6  Member of the Succession Planning Committee






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